EXHIBIT 10.1

UPON RECORDATION RETURN TO:

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10036

Attention: Timothy Tucker, Esq.

DT STONE RIDGE, LLC, as mortgagor

(Borrower)

To

PRIP STONE RIDGE, LLC, as mortgagee

(Lender)

MORTGAGE AND

SECURITY AGREEMENT

Dated: April 5, 2012

Location: Columbia, South Carolina

THIS INSTRUMENT CONVEYS A SECURITY INTEREST IN GOODS WHICH ARE OR ARE TO BECOME FIXTURES AND AS SUCH, CONSTITUTES A FIXTURE FILING.

TABLE OF CONTENTS

1 - GRANTS OF SECURITY	1
1.1 PROPERTY MORTGAGED	1
1.2 ASSIGNMENT OF RENTS	3
1.3 SECURITY AGREEMENT	3
1.4 PLEDGE OF MONIES HELD	4
2 - DEBT AND OBLIGATIONS SECURED	4
2.1 DEBT AND OBLIGATIONS SECURED	4
3 - BORROWER COVENANTS	5
3.1 PAYMENT OF DEBT	5
3.2 INSURANCE	5
3.3 PAYMENT OF TAXES, ETC	9
3.4 RESERVES	9
3.5 CONDEMNATION	10
3.6 LEASES AND RENTS	10
3.7 MAINTENANCE OF PROPERTY	11
3.8 WASTE	11
3.9 COMPLIANCE WITH LAWS	11
3.10 BOOKS AND RECORDS	12
3.11 PAYMENT FOR LABOR AND MATERIALS	14
3.12 MANAGEMENT	14
3.13 PERFORMANCE OF OTHER AGREEMENTS	14
3.14 CHANGE OF NAME, IDENTITY OR STRUCTURE	14
3.15 EXISTENCE	14
3.16 OFAC	14
4 - SPECIAL COVENANTS	15
4.1 PROPERTY USE	15
4.2 SINGLE PURPOSE ENTITY	15
4.3 RESTORATION	18
5 - REPRESENTATIONS AND WARRANTIES	22
5.1 WARRANTY OF TITLE	22
5.2 AUTHORITY	22
5.3 LEGAL STATUS AND AUTHORITY	22
5.4 VALIDITY OF DOCUMENTS	23
5.5 LITIGATION	23
5.6 STATUS OF PROPERTY	23
5.7 NO FOREIGN PERSON	24
5.8 SEPARATE TAX LOT	24
5.9 ERISA COMPLIANCE	24
5.10 LEASES	24
5.11 FINANCIAL CONDITION	24

5.12 BUSINESS PURPOSES	24
5.13 TAXES	25
5.14 MAILING ADDRESS	25
5.15 NO CHANGE IN FACTS OR CIRCUMSTANCES	25
5.16 DISCLOSURE	25
5.17 THIRD PARTY REPRESENTATIONS	25
5.18 ILLEGAL ACTIVITY	25
5.19 OFAC	25
6 - OBLIGATIONS AND RELIANCES	25
6.1 RELATIONSHIP OF BORROWER AND LENDER	25
6.2 NO LENDER OBLIGATIONS	26
7 - FURTHER ASSURANCES	26
7.1 RECORDING OF SECURITY INSTRUMENT, ETC	26
7.2 FURTHER ACTS, ETC	27
7.3 CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS	27
7.4 ESTOPPEL CERTIFICATES	27
7.5 REPLACEMENT DOCUMENTS	27
8 - DUE ON SALE/ENCUMBRANCE	28
8.1 LENDER RELIANCE	28
8.2 NO SALE/ENCUMBRANCE	28
8.3 SALE/ENCUMBRANCE DEFINED	28
8.4 LENDER’S RIGHTS	29
9 - DEFAULT	29
9.1 EVENTS OF DEFAULT	29
10 - RIGHTS AND REMEDIES	31
10.1 REMEDIES	31
10.2 APPLICATION OF PROCEEDS	32
10.3 RIGHT TO CURE DEFAULTS	32
10.4 ACTIONS AND PROCEEDINGS	33
10.5 RECOVERY OF SUMS REQUIRED TO BE PAID.	33
10.6 EXAMINATION OF BOOKS AND RECORDS	33
10.7 OTHER RIGHTS, ETC	33
10.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY	34
10.9 VIOLATION OF LAWS	34
10.10 RECOURSE AND CHOICE OF REMEDIES	34
10.11 RIGHT OF ENTRY	35
10.12 DEFAULT INTEREST AND LATE CHARGES	35
10.13 REMEDIES OF BORROWER	35
11 - INDEMNIFICATION	35
11.1 GENERAL INDEMNIFICATION	35

11.2 MORTGAGE AND/OR INTANGIBLE TAX	36
11.3 ERISA INDEMNIFICATION	36
11.4 DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES	36
12 - WAIVERS	36
12.1 WAIVER OF COUNTERCLAIM	36
12.2 MARSHALLING AND OTHER MATTERS	37
12.3 WAIVER OF NOTICE	37
12.4 SOLE DISCRETION OF LENDER	37
12.5 SURVIVAL	37
12.6 WAIVER OF APPRAISAL RIGHTS	37
12.7 WAIVER OF TRIAL BY JURY	38
13 - EXCULPATION	38
13.1 EXCULPATION	38
13.2 RESERVATION OF CERTAIN RIGHTS	38
13.3 EXCEPTIONS TO EXCULPATION	39
13.4 RECOURSE	40
13.5 BANKRUPTCY CLAIMS	41
14 - NOTICES	41
14.1 NOTICES	41
15 - APPLICABLE LAW	42
15.1 CHOICE OF LAW	42
15.2 USURY LAWS	42
15.3 PROVISIONS SUBJECT TO APPLICABLE LAW	43
16 - COSTS	43
16.1 PERFORMANCE AT BORROWER’S EXPENSE	43
16.2 ATTORNEY’S FEES	43
17 - DEFINITIONS	44
17.1 GENERAL DEFINITIONS	44
18 - MISCELLANEOUS PROVISIONS	44
18.1 NO ORAL CHANGE	44
18.2 LIABILITY	44
18.3 INAPPLICABLE PROVISIONS	44
18.4 HEADINGS, ETC	44
18.5 DUPLICATE ORIGINALS; COUNTERPARTS	45
18.6 NUMBER AND GENDER	45
18.7 SUBROGATION	45
18.8 BROKERS	45
18.9 ENTIRE AGREEMENT	45

THIS MORTGAGE AND SECURITY AGREEMENT (this “Security Instrument”) is made as of the 5th day of April, 2012, by DT STONE RIDGE, LLC, a South Carolina limited liability company, having its principal place of business at 11132 Ventura Boulevard, Suite 415, Studio City, California 91604, as mortgagor (“Borrower”), to PRIP STONE RIDGE, LLC, a Delaware limited liability company, having an address, do Paladin Realty Partners, LLC, at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024, as mortgagee (“Lender”).

RECITALS:

Borrower, by its promissory note of even date herewith given to Lender, is indebted to Lender in the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note. The maturity date of the Note is April 1, 2013.

Borrower desires to secure the payment and performance of the Obligations (as defined in Section 2.1 hereof).

1 - GRANTS OF SECURITY

1.1 PROPERTY MORTGAGED. NOW, THEREFORE, to secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362 (a) of the Bankruptcy Code, 11 U.S.C. 362 (a) (and any successor provision thereof) of the Obligations (as hereinafter defined) and also to secure in accordance with Section 29-3-50, as amended, Code of Laws of South Carolina, 1976, all future advances and readvances that may subsequently be made to the Borrower by the Lender evidenced by any note or this Security Instrument, and all renewals and extensions thereof; provided, however, that nothing contained herein shall create an obligation on the part of the Lender to make future advances or readvances to the Borrower; the maximum amount of all principal indebtedness outstanding at any one time secured hereby not to exceed $3,500,000.00, which interest secured by this Security Instrument may be deferred, accrued and capitalized, all charges and expenses of collection incurred by Lender, including court costs and reasonable attorney’s fees; and also in order to charge the properties, interests and rights hereinafter described (herein collectively called the “Property”) with such payment, performance and observance, and in consideration of the covenants contained herein and in the Loan Documents, Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower: (a) the real property described in Exhibit A attached hereto and made a part hereof (the “Land”); (b) all additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument; (c) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”); (d) all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto; (e) all furnishings, machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above; (0 all leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues (including, but not limited to, any payments made by tenants under the Leases in connection with the termination of any Lease), issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt (as hereinafter defined); (g) any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty” and collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor” and collectively, the “Lease Guarantors”); (h) all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under all Lease Guaranties; (i) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property; (j) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property; (k) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction; (1) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; (m) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property; (n) all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder; (o) all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and (p) all products and proceeds and any and all other rights of Borrower in and to the items set forth in Subsections (a) through (o) above.

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations (as defined in Section 2.1 hereof) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

1.2 ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, Lender grants to Borrower a revocable license to exercise the rights and remedies of landlord under the Leases and collect and receive the Rents, which license shall be automatically revoked upon the occurrence of an Event of Default (as hereinafter defined). Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.

1.4 PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.4), the Net Proceeds (as defined in Section 4.3), and condemnation awards or payments described in Section 3.5 (collectively, “Deposits”), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

2 - DEBT AND OBLIGATIONS SECURED

2.1 DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the Debt (as hereinafter defined) and the performance of the Other Obligations (as hereinafter defined), in such order of priority as Lender may determine in its sole discretion. For purposes hereof, the term “Debt” shall mean the aggregate of the indebtedness evidenced by the Note in lawful money of the United States of America, interest, default interest, late charges, prepayment premiums and other sums, as provided in the Note, this Security Instrument or the other Loan Documents (defined below), all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Loan Documents and all sums advanced , either discretionary or future advances, pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby. For purposes hereof, the term “Other Obligations” shall mean the obligations of Borrower (other than the obligation to repay the Debt) contained in this Security Instrument, the Note and the other Loan Documents (as hereinafter defined). For purposes hereof, the term “Loan Documents” shall mean the Note, this Security Instrument, and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of the Note or which have otherwise been executed or are hereafter executed by Borrower and/or any other person or entity in connection with the loan (the “Loan”) evidenced by the Note and any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part thereof. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the “Obligations.” All the covenants, conditions and agreements contained in the Note and the other Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. Anything to the contrary herein or in any other Loan Document notwithstanding, the obligations of any guarantor under the Guaranty of Recourse Obligations of Borrower or any Guarantor or Indemnitor under any other separate guaranty or indemnity accepted by Lender shall not be secured by this Security Instrument, any separate assignment of leases or assignment of rents, or any other lien encumbering the Property; provided however that the obligations of Borrower under the Environmental Indemnity Agreement and under any separate indemnity of Borrower shall be so secured, subject to the rights of Lender to proceed on an unsecured basis thereunder pursuant to applicable law.

3 - BORROWER COVENANTS

Borrower covenants and agrees that:

3.1 PAYMENT OF DEBT. Borrower will pay the Debt and perform its Other Obligations at the time and in the manner provided in the Note, this Security Instrument and the other Loan Documents.

3.2 INSURANCE.

(a) Borrower shall, at Borrower’s expense, maintain in force and effect on the Property at all times while this Security Instrument continues in effect the following insurance:

(i) Insurance against loss or damage to the Property by fire, windstorm, lightning, tornado and hail and against loss and damage by such other, further and additional risks including, but not limited to, vandalism, malicious mischief, acts of terrorism, riot and civil commotion, burglary and theft, as may be now or hereafter embraced by an “all-risk” form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender’s election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion. Full replacement cost, as used herein (“Full Replacement Cost”), means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender’s approval. If the Property is non-conforming with respect to zoning requirements, at a minimum (Lender having the right, in its discretion to require greater coverage), Borrower shall be required to maintain “demolition” insurance (in a minimum amount equal to ten percent (10%) of the value of the Improvements) and “increased cost of construction” insurance (in a minimum amount equal to twenty—five percent (25%) of the value of the Improvements).

(ii) Comprehensive Commercial General Liability Insurance including broad form coverage property damage, contractual damage and personal injury (including bodily injury and death), with liquor liability endorsement if liquor is sold at the Property, in amounts not less than $1,000,000 per occurrence and $2,000,000 in the aggregate (plus umbrella liability in an amount not less than $5,000,000). During any construction on the Property, each contractor having a contract for construction in an amount equal to or greater than $100,000 shall also provide the insurance required in this Subsection (ii) with limits acceptable to Lender. Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.

(iii) General boiler and machinery insurance coverage is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability amount per accident must equal the greater of the replacement (insurable) value of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00.

(iv) If the Property or any part thereof is identified by the Federal Emergency Management Agency (or successor governmental agency or authority performing such identification function) as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to (a) the maximum insurance available under the appropriate National Flood Insurance Administration program plus such excess limits as Lender may require and (b) having deductibles not in excess of $25,000.00. To the extent the Property is not in a flood zone as described above, but is located in the vicinity of a body of water, Lender may require flood coverage.

(v) During the period of any construction on the Property or renovation or alteration of the Improvements, a so-called “Builder’s All-Risk Completed Value” or “Course of Construction” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender and Worker’s Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

(vi) Business interruption and/or loss of rental income insurance must be maintained in an amount sufficient to provide proceeds which will cover the “actual loss” sustained during restoration. Actual loss shall mean projected gross revenues (less non-recurring expenses) for a period of not less than eighteen (18) months with a three hundred sixty-five day “extended period of indemnity”. The amount of coverage shall be adjusted annually to reflect changes to `actual loss’ during the succeeding twelve (12) month period. The perils covered by this insurance shall be the same as those required to be covered on the Property, including, but not limited to, flood, windstorm and earthquake, as applicable.

(vii) Automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00).

(viii) Worker’s compensation coverage and employee’s liability coverage subject to the worker’s compensation laws of the applicable State.

(ix) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Law and Ordinance, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (1) be with insurers authorized to do business in the State within which the Property is located and who have and maintain a rating of at least “A” (or its equivalent) from Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., or at Lender’s election, a Best Rating of A-IX or better, (2) contain the complete address of the Property (or a complete legal description), (3) be for terms of at least one year with all premiums thereon paid in advance, (4) contain deductibles which do not exceed $10,000.00 or, with respect to the policy described in clause (iv) above $25,000, and (5) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates. Without limitation to the generality of the foregoing, the all risk insurance and loss of rents or business income insurance policies required under subsections (i), (ii) and (vi) above, respectively, shall be required to cover perils of terrorism and acts of terrorism. Under no circumstances shall Borrower be permitted to finance the payment of any portion of the premiums payable with respect to such insurance without Lender’s prior written consent.

Borrower shall as of the date hereof deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender. Borrower shall renew all such insurance and deliver to Lender certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Any certificates of insurance required to be delivered hereunder shall name Lender and its successors and/or assigns. Without limiting the required endorsements to the insurance policies, Borrower further agrees that all such policies shall include a standard, non-contributory, mortgagee clause naming:

Paladin Realty Income Properties, L.P., successors and/or assigns,

c/o Paladin Realty Partners, LLC

10880 Wilshire Boulevard, Suite 1400

Los Angeles, California 90024

(x) as an additional insured under all liability insurance policies, (y) as the first mortgagee on all property insurance policies and (z) as the loss payee on all loss of rents or loss of business income insurance policies. Borrower further agrees that all such insurance policies: (1) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender; (2) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (3) shall waive all rights of subrogation against Lender; and (4) in the event that the Land or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages. Lender agrees that such insurance policies may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Full Replacement Cost at the time of loss and otherwise meet all of Lender’s applicable insurance requirements set forth in this Section 3.2. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Security Instrument (the “Policies” or in the singular, the “Policy”) or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness secured hereby. Lender shall not be responsible for nor incur any liability for the sufficiency of any insurance, the insolvency of the insurer or any other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance in accordance herewith. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is a named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance and the related insurer comply with all of the applicable requirements set forth herein.

(b) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with Section 4.3 of this Security Instrument, except in instances where Lender has failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower’s failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Borrower has the practical ability to satisfy). Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

(c) In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

3.3 PAYMENT OF TAXES, ETC. Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all insurance premiums, ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property prior to the time same become delinquent. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent. If Borrower fails to pay any item required to be paid hereunder, Lender may advance the same and charge amounts so paid to Borrower, with interest thereon from the date paid. Such sums shall be payable on demand and secured hereby.

3.4 RESERVES. (a) Upon request by Lender, Borrower shall pay to Lender on each date that a regularly scheduled payment of principal or interest is due under the Note (i) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (ii) one twelfth of an amount which would be sufficient to pay the insurance premiums for the Policies required to be maintained pursuant to Article 3 hereof (the “Insurance Premiums”) due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (i) and (ii) above shall be called the “Escrow Fund”). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.2 and 3.3 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.2 and 3.3 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (i) and (ii) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower.

3.5 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 4.3 of this Security Instrument, except in instances where Lender has failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower’s failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Borrower has the practical ability to satisfy). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

3.6 LEASES AND RENTS.

(a) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.

(b) Except as otherwise consented to by Lender, all Leases shall be written on the standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. All proposed commercial Leases and renewals of existing Leases for commercial space shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense. All Leases shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender.

(c) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Obligations; (ii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; provided however, a residential Lease may be terminated in the event of a default by the tenant thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance; (iv) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents; and (v) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender.

3.7 MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and tenant improvements made in connection with a Lease which has been entered into by Borrower in accordance with the terms hereof) without the consent of Lender. Subject to the provisions of Subsection 3.2(b) and Section 3.5, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.5 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

3.8 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.

3.9 COMPLIANCE WITH LAWS. Borrower shall (i) promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act (“ADA”) (collectively, the “Applicable Laws”), (ii) from time to time, upon Lender’s request, provide Lender with evidence satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws, (iii) give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws, and (iv) take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

3.10 BOOKS AND RECORDS. (a) Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”) and furnish to Lender:

(i) monthly operating statements of the Property, prepared and certified by Borrower in the form required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements and other renovations for that month and containing appropriate year to date information, and containing a comparison for such month with the annual budget delivered pursuant to Subsection 3.10(a)(v), within thirty (30) days after the end of each calendar month;

(ii) monthly certified rent rolls for the preceding month signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, a delinquency summary, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar month;

(iii) an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, and containing a comparison for such period with the annual budget delivered pursuant to Subsection 3.10 (a) (v), within sixty (60) days after the close of each fiscal year of Borrower, and accompanied by a certificate of Borrower that such operating statement presents fairly the financial condition and results of operation of Borrower and the Property for the period being reported upon (provided, however, that Lender reserves the right to require audited financial statements prepared by an independent public accountant upon the occurrence of an Event of Default);

(iv) an annual balance sheet and profit and loss statement of Borrower within sixty (60) days after the close of each fiscal year of Borrower, and accompanied by a certificate of Borrower that such balance sheet and profit and loss statement presents fairly the financial condition and results of operation of Borrower and the Property for the period being reported upon (provided, however, that Lender reserves the right to require audited financial statements prepared by an independent public accountant upon the occurrence of an Event of Default);

(v) an annual operating budget presented on a monthly basis consistent with the monthly and annual operating statements described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year;

(vi) copies of Borrower’s federal income tax returns within fifteen (15) days of the date such returns are filed; and

(vii) monthly reports certified, signed and dated by Borrower detailing the activity for that month undertaken by or on behalf of Borrower in connection with the repositioning and management plans prepared by Borrower and approved by Lender (the “Approved Repositioning and Management Plans”), and containing a comparison for such month with the Approved Repositioning and Management Plans, and setting forth proposed activities in connection therewith for the next succeeding month, within thirty (30) days after the end of each calendar month.

(b) Upon Lender’s request, Borrower shall cause each Guarantor (as hereinafter defined) and each Indemnitor other than Borrower (an “Indemnitor”) under the Environmental Indemnity (as hereinafter defined) to furnish to Lender no later than sixty (60) days after the end of the fiscal year for the applicable Guarantor or Indemnitor a financial statement for said fiscal year certified to Lender and prepared on a form reasonably acceptable to Lender.

(c) Borrower, its Affiliates, any Guarantor and any Indemnitor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender. Lender may commission new or updated appraisals, phase I and phase II environmental reports, property condition surveys and (if the Property is located in an area with a high degree of seismic activity) seismic risk assessments of the Property to be prepared by third parties (each a “Third Party”) designated by Lender after the date hereof (each, a “Third Party Report”). Borrower shall cooperate with each Third Party and Lender in the preparation of the Third Party Reports and shall reimburse Lender within ten (10) days of Lender’s demand for all costs incurred by Lender in connection with such Third Party Reports, provided that Borrower shall not be obligated to reimburse Lender for more than the cost of one appraisal, one phase I environmental report, one phase II environmental report, one property condition survey and one seismic risk assessment in any consecutive twelve month period following the date hereof.

(d) If Borrower fails to timely furnish Lender with any financial information, statements and/or reports or other information set forth above within the required time periods, then in addition (and without limitation) to any other rights or remedies of Lender, Lender shall be entitled to receive a late charge equal to $500.00 for each such item not so furnished to Lender (the “Financial Late Charge”). The Financial Late Charge shall be due and payable by Borrower immediately upon receipt by Borrower of an invoice for same from Lender. Until paid, the Financial Late Charge shall bear interest at the Default Rate, and shall be deemed an Obligation of Borrower secured by the Loan Documents. In addition, if any of the aforementioned materials are not furnished to Lender within the applicable time periods or Lender is dissatisfied with the contents of any of the foregoing, in addition to any other rights and remedies of Lender contained herein, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

3.11 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

3.12 MANAGEMENT. If the manager under the existing management agreement shall be in default beyond any applicable cure periods under such management agreement, then Lender, at its option, may require Borrower to engage a bona-fide, independent third party management agent approved by Lender in its sole discretion (the “New Manager”) to manage the Property. The New Manager shall be engaged by Borrower pursuant to a written management agreement that complies with the terms hereof and is otherwise satisfactory to Lender in all respects.

3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

3.14 CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower will not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, limited liability company, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower will execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein, and to the extent permitted by applicable law, hereby authorizes Lender to file any such financing statement on Borrower’s behalf. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

3.15 EXISTENCE. Borrower will continuously maintain its existence and its rights to do business in the state where the Property is located together with its franchises and trade names.

3.16 OFAC. At all times throughout the term of the Loan, Borrower and all of its respective Affiliates shall (i) not be a Prohibited Person (defined below) and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

The term “Prohibited Person” shall mean any person or entity:

(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate (defined below) of or affiliated with a person or entity listed above.

4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

4.1 PROPERTY USE. The Property shall be used only for residential multi-family use, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.

4.2 SINGLE PURPOSE ENTITY. Until the Obligations have been paid in full, Borrower hereby represents, warrants and covenants that it is and shall continue to be a Special Purpose Entity. A “Special Purpose Entity” means a corporation, limited liability company or limited partnership, which at all times on and after the date hereof:

(a) is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, obtaining the Loan from Lender and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b) is not engaged and will not engage in any business or activity unrelated to the acquisition, development, ownership, management or operation of the Property;

(c) does not own and will not own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

(d) has not engaged in, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets;

(e) has preserved and will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation and will not without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its operating agreement, articles of formation, limited partnership agreement or certificate of limited partnership, certificate of incorporation, by-laws or similar organizational documents, as the case may be (collectively, the “Organizational Documents”), or consent to or suffer the amendment, modification, termination or breach of any of the Organizational Documents, or amend, modify, terminate or fail to comply with, or consent or suffer the amendment, modification, termination or breach of any Organizational Documents of any entity in which it owns an interest;

(f) has not owned and will not own any subsidiary or make any investment in, any person or entity;

(g) has not commingled and will not commingle its assets with the assets of any of its general partners, managing members, shareholders, Affiliates, principals or of any other person or entity;

(h) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the following: the Debt and trade payables incurred in the ordinary course of its business of owning and operating the Property, provided that such trade payables (i) shall not be evidenced by a note, (ii) shall be paid within sixty (60) days of the date incurred, and, provided further, that the outstanding trade payables in the aggregate shall not exceed three percent (3%) of the outstanding principal balance of the Loan, and (iii) are payable to trade creditors and in amounts as are normal and reasonable under the circumstances;

(i) has maintained and will maintain its financial statements, accounting records, bank accounts and other entity documents separate and apart from those of the partners, members, shareholders, principals and Affiliates of such entity, and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except that such entity’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of such entity in accordance with GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(j) has not entered into or been a party to and will not enter into or be a party to any contract or agreement with any general partner, managing member, shareholder, principal or Affiliate of Borrower, Guarantor or Indemnitor, or any general partner, managing member, shareholder, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

(k) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (hereinafter defined);

(l) has not made and will not make any loans to any third party;

(m) has held itself out and identified itself and will hold itself out and identify itself to the public as a legal entity separate and distinct from any other Person;

(n) has conducted and will conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that such entity is responsible for the debts of any third party (including any general partner, managing member, shareholder, principal or Affiliate of such entity;

(o) is and will remain solvent and pay its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(p) has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(q) has filed and will file its own tax returns, if any, as may be required under applicable law, to the extent such entity is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division solely for tax purposes of another taxpayer, and has paid and will pay any taxes so required to be paid under applicable law;

(r) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(s) has maintained and will maintain a sufficient number of employees, if any, in light of its contemplated business operations and pay the salaries of its own employees from its own funds;

(t) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(u) has held and will hold its assets in its own name and has conducted and will conduct its business in its own name;

(v) has paid and will pay its own liabilities and expenses;

(w) has observed and will observe all corporate, limited liability company or limited partnership formalities, as applicable;

(x) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(y) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(z) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name;

(aa) has not pledged and will not pledge its assets for the benefit of any other Person;

(bb) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(cc) shall consider the interests of its creditors in connection with all corporate actions;

(dd) does not and will not have any of its obligations guaranteed by any Affiliate; of such entity;

(ee) has complied and will comply with all of the terms and provisions contained in its Organizational Documents; and

(ff) has acted and will continue to act in a manner to make the statement of facts contained in its Organizational Documents true and correct.

4.3 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds shall be less than $100,000 and the costs of completing the Restoration shall be less than $100,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.3(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b) If the Net Proceeds are equal to or greater than $100,000 or the costs of completing the Restoration is equal to or greater than $100,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.3(b). The term “Net Proceeds” for purposes of this Section 4.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsections 3.2(a)(i), (iii), (iv), (vi), (v) and (ix) of this Security Instrument as a result of such damage or destruction (or any proceeds of self-insurance maintained in lieu of such insurance policies), after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.5 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the other Loan Documents; (B) (1) in the event of the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed, or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property; (C) Leases demising in the aggregate a percentage amount equal to or greater than fifty percent (50%) (with respect to casualties) or ninety percent (90%) (with respect to condemnation) of the total net rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty, as the case may be, shall remain in full force and effect during and after the completion of the Restoration; (D) Borrower shall have commenced the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Fixed Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.2(a)(vi), if applicable, or (3) by other funds of Borrower; (F) Lender shall be satisfied that following the completion of the Restoration, the ratio of sustainable net cash flow for the Property (after deduction for underwritten reserves) to debt service payable under the Note shall be at least 1.45 to 1.0; (G) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Subsection 4.3(b) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be, and the completion of the Restoration or (4) such time as may be required under any applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; (I) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations; and (J) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements. Notwithstanding anything to the contrary contained herein, in connection with a condemnation, if the Loan is included in a “real estate mortgage investment conduit” (within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended, that holds the Note) (“REMIC”) and the Loan to Value Ratio (as defined below) would exceed one hundred twenty five percent (125%) immediately after such condemnation (taking into account any planned Restoration), no Net Proceeds will be released to Borrower unless the principal balance of the Loan is paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010 30, as the same may be modified, supplemented, superseded or amended, from time to time, unless the Lender receives an opinion of counsel that, if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as a REMIC as a result of such release. As used herein, the term “Loan to Value Ratio” means the ratio, as of a particular date, the numerator of which is equal to (i) the outstanding principal balance of the Loan and (ii) the denominator of which is equal to the appraised value of the Property as determined by Lender in its discretion.

(ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.3(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and approval in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), which approval shall not be unreasonably withheld or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, which approval shall not be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” as used in this Subsection 4.3(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.3(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.3(b) shall constitute additional security for the Obligations. With respect to Restorations following a casualty in which the Improvements are restored to substantially the same condition as they existed prior to the casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the other Loan Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.3(b)(vi) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. Provided no Event of Default exists under the Note, this Security Instrument or the other Loan Documents, Borrower shall not be obligated to pay any prepayment premium or other prepayment consideration in connection with a prepayment resulting from the application of Net Proceeds to the Debt pursuant to the preceding sentence. Any such prepayment shall be applied to the principal last due under the Note and shall not release Borrower from the obligation to pay the Monthly Payments (as defined in the Note) next becoming due under the Note and the Monthly Payment shall not be adjusted or recalculated as a result of such partial prepayment. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

5.1 WARRANTY OF TITLE. Borrower has paid for and has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, set over, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). The Permitted Exceptions do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operations, of the Property, or the security intended to be provided by this Security Instrument or the ability of Borrower to repay the Note or any other amount owing under the Note, this Security Instrument, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Note, this Security Instrument or the other Loan Documents. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

5.2 AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, set-over, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

5.3 LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Loan Documents.

5.4 VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the other Loan Documents and the borrowing evidenced by the Note (i) are within the corporate, partnership, trust or limited liability company (as the case may be) power of Borrower; (ii) have been authorized by all requisite corporate, partnership, trust or limited liability company (as the case may be) action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership, trust, operating agreement or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) the Note, this Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower.

5.5 LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against, or affecting, Borrower, a Guarantor, if any, an Indemnitor, if any, or the Property that has not been disclosed to Lender or is not adequately covered by insurance, as determined by Lender in its sole and absolute discretion.

5.6 STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.2(a)(iv) hereof; (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification; (c) the Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws; (d) the Property is served by all utilities (including, but not limited to, public water and sewer systems) required for the current or contemplated use thereof; (e) all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service; (f) all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public; (g) the Property is, to the best of Borrower’s knowledge, free from damage caused by fire or other casualty; (h) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full; (i) all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws; and (j) all Improvements lie within the boundary of the Land.

5.7 NO FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Property or any portion thereof.

5.9 ERISA COMPLIANCE. As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA; (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans. Borrower shall deliver to Lender such certifications or other evidence as requested by Lender from time to time of Borrower’s compliance with the foregoing representations and covenants.

5.10 LEASES. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (i) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease.

5.11 FINANCIAL CONDITION. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) it has received reasonably equivalent value for the granting of this Security Instrument.

5.12 BUSINESS PURPOSES. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

5.13 TAXES. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

5.14 MAILING ADDRESS. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

5.15 NO CHANGE IN FACTS OR CIRCUMSTANCES. All information submitted in connection with Borrower’s application for the loan and Lender’s issuance of a commitment for the Loan (collectively, the “Loan Application”) and the satisfaction of the conditions thereof, including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

5.16 DISCLOSURE. To Borrower’s best knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

5.17 THIRD PARTY REPRESENTATIONS. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any other Loan Document(s) is true and correct in all material respects.

5.18 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

5.19 OFAC. Borrower represents and warrants that neither Borrower nor any of its respective Affiliates is a Prohibited Person and Borrower and all of its respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Borrower acknowledges that in accepting the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth above notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in making the Loan and that Lender would not make the Loan in the absence of such warranties.

6 - OBLIGATIONS AND RELIANCES

6.1 RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower and no term or condition of any of the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. Borrower is not relying on Lender’s expertise business acumen or advice in connection with the Property.

6.2 NO LENDER OBLIGATIONS. (a) Notwithstanding the provisions of Subsections 1.1(f) and (I) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

7 - FURTHER ASSURANCES

7.1 RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Except where prohibited by law, Borrower will pay all taxes, duties, imposts, assessments, filing, registration and recording fees, and any and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents and any amendment or supplement thereto. Borrower shall reimburse Lender, or its servicing agent, within five (5) days of demand for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

7.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, deeds to secure debt, financing statements (including any amendment or continuation thereof), and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws, and Borrower hereby authorizes Lender to execute any of the foregoing in the name of Borrower or without the signature of Borrower to the extent that Lender may lawfully do so. Borrower hereby authorizes Lender to file in the appropriate filing or recording offices, with or without the signature of Borrower, one or more financing statements (including any amendment or continuation thereof), chattel mortgages or other instruments to establish, maintain, or evidence more effectively the validity, perfection or priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation all rights and remedies available to Lender pursuant to this Section 7.2.

7.3 CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits against the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

7.4 ESTOPPEL CERTIFICATES. (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee an estoppel certificate in form and content as may be requested by Lender with respect to the status of the Loan and/or the Loan Documents.

(b) Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require, provided that (i) Borrower shall not be required to honor more than two requests made by Lender in any twelve month period and (ii) in no event shall Borrower be required to obtain estoppel certificates from lessees containing more information than that required to be certified pursuant to the terms of the related Lease.

7.5 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

8 - DUE ON SALE/ENCUMBRANCE

8.1 LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, managing members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Obligations, Lender can recover the Debt by a sale of the Property.

8.2 NO SALE/ENCUMBRANCE. Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit any voluntary or involuntary sale or pledge of any interest in any Restricted Party (collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.6 hereof, without (i) the prior written consent of Lender and (ii) if a transfer of the Loan in connection with a securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities. For purposes hereof, the term “Restricted Party” shall mean Borrower, any Guarantor or Indemnitor, or any shareholder, partner, member or non member manager, or any direct or indirect legal or beneficial owner of, Borrower, any Guarantor or Indemnitor, or any shareholder, partner, member or non member manager of any of the foregoing.

8.3 SALE/ENCUMBRANCE DEFINED. A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger or consolidation or Transfer of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Transfer of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) or the Transfer of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of non managing membership interests or the creation or issuance of new non managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger or consolidation or the Transfer of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) without limitation to the foregoing, any voluntary or involuntary sale, transfer, conveyance or pledge by any person or entity which directly or indirectly controls Borrower (by operation of law or otherwise) of its direct or indirect controlling interest in Borrower. Notwithstanding the foregoing, the following transfers shall not be deemed to be a Transfer requiring Lender’s approval or payment of a transfer fee: (A) transfer of a partnership, shareholder or membership interest in any Restricted Party by devise or descent or by operation of law upon the death of a partner, member or stockholder of any Restricted Party, (B) a sale, transfer or hypothecation of a partnership, shareholder or membership interest in any Restricted Party, whichever the case may be, by the partner(s), shareholder(s) or member(s), as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner, shareholder or member (or a trust for the benefit of any such persons); (C) the sale or pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; and (E) the sale or pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the limited partnership interests or non managing membership interests (as the case may be) in a Restricted Party, provided, however, as a condition of such transfer Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer. Notwithstanding anything to the contrary contained herein, no transfer (whether or not such transfer shall constitute a Transfer) shall (1) result in any person owning directly or indirectly, together with its Affiliates, in excess of twenty percent (20%) of the ownership interest in Borrower without Lender’s prior written consent or (2) be made to any Prohibited Person.

8.4 LENDER’S RIGHTS. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the other Loan Documents as so modified by the proposed transferee, payment of a transfer fee of not less than one percent (1%) of the principal balance of the Note and all of Lender’s expenses incurred in connection with such transfer, the approval by Lender of the proposed transferee, the proposed transferee’s continued compliance with the representations, warranties and covenants set forth in Sections 4.2 and 5.9 hereof, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

9 - DEFAULT

9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) if any portion of the Debt is not paid on the date the same is due or if the entire Debt is not paid on or before the Maturity Date; (b) if any of the Taxes or Other Charges is not paid prior to the date the same becomes delinquent except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument; (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request or Borrower has not delivered evidence of the renewal of the Policies thirty (30) days prior to their expiration as provided in Section 3.2(a); (d) if Borrower violates or does not comply with any of the provisions of Sections 3.6 or 4.2 or Articles 8 or 11; (e) if any representation or warranty of Borrower, Indemnitor or any person guaranteeing payment or performance of the Obligations or any portion thereof (a “Guarantor”), or any general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity (defined below) or any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made; (f) if (i) Borrower or any general partner or managing member of Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, adjustment, liquidation, dissolution or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower or any general partner or managing member of Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any general partner or managing member of Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60)days; or (iii) there shall be commenced against Borrower or any general partner or managing member of Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60)days from the entry thereof; or (iv) Borrower or any general partner or managing member of Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any general partner or managing member of Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (g) if Borrower shall be in default beyond any applicable notice or cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument; (h) if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then delinquent and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower has first received notice thereof; (i) if any federal tax lien is filed against the Property and same is not discharged of record within thirty (30) days after Borrower has first received notice thereof; (j) if within ten (10) days of Lender’s demand therefor Borrower fails to provide Lender with the written certification and evidence referred to in Section 5.9 hereof; (k) if Borrower or any other Indemnitor shall fail to perform any of its obligations under that certain environmental indemnity agreement of even date herewith (the “Environmental Indemnity”) after the expiration of applicable notice and grace periods, if any; (1) if any default beyond any applicable notice or cure period occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; or (m) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

10 - RIGHTS AND REMEDIES

10.1 REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender: (a) declare the entire unpaid Debt to be immediately due and payable; (b) with or without entry, institute proceedings, judicial or otherwise, for the complete or partial foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (c) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale, judicial decree or otherwise, at one or more sales, as an entirety or in one or more parcels; (d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; (e) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; (f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt; (g) enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may exercise all rights and powers of Borrower with respect to the Property including, without limitation, (1) the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (2) the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Property as Lender deems advisable, (3) the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (h) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (i) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; (j) apply the receipts from the Property, any Deposits and interest thereon and/or any unearned Insurance Premiums paid to Lender upon the surrender of any Policies maintained pursuant to Article 3 hereof (it being agreed that Lender shall have the right to surrender such Policies upon the occurrence of an Event of Default), to the payment of the Obligations, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion; or (k) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (1) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (2) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. Upon any foreclosure or other sale of the Property pursuant to the terms hereof, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the secured indebtedness as a credit against the purchase price.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 9.1(1) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

10.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

10.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or curing or being deemed to have cured any default hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Interest Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

10.4 ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

10.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

10.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower or any Guarantor or Indemnitor where the books and records are located. This Section 10.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

10.7 OTHER RIGHTS, ETC. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

10.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

10.9 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

10.10 RECOURSE AND CHOICE OF REMEDIES. Notwithstanding any other provision of this Security Instrument, including but not limited to Article 13 hereof, Lender and other Indemnified Parties (defined in Section 11.1 below) are entitled to enforce the obligations of Borrower, Guarantor and Indemnitor contained in Sections 11.2 and 11.3 without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower, Guarantor and Indemnitor. The provisions of Sections 11.2 and 11.3 are exceptions to any non-recourse or exculpation provisions in the Note, this Security Instrument or the other Loan Documents, and Borrower, Guarantor and Indemnitor are fully and personally liable for the obligations pursuant to Sections 11.2 and 11.3. The liability of Borrower, Guarantor and Indemnitor are not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions.

10.11 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

10.12 DEFAULT INTEREST AND LATE CHARGES. Borrower acknowledges that, without limitation to any of Lender’s rights or remedies set forth in this Security Instrument, Lender has the right following an Event of Default to demand interest on the principal amount of the Note at the Default Rate and late payment charges in accordance with the terms of the Note.

10.13 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Security Instrument or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

11 - INDEMNIFICATION

11.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except to the extent the following relate solely to an Indemnified Party’s gross negligence or willful misconduct: (a) any Event of Default; (b) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any use, nonuse or condition in, on or about the Property or any part thereof; (e) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (0 the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (g) any failure of the Property to be in compliance with any Applicable Laws; (h) the enforcement by any Indemnified Party of the provisions of this Article 11; (i) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan; (j) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document; or (k) any other transaction arising out of or in any way connected with the Property or the Loan. Any amounts payable to Lender by reason of the application of this Section 11.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 11, the term “Indemnified Parties” means Lender and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded and persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan.

11.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents.

11.3 ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 5.9.

11.4 DUTY TO DEFEND: ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

12 - WAIVERS

12.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Obligations. Any assignee of Lender’s interest in this Security Instrument and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such rights to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

12.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

12.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

12.4 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

12.5 SURVIVAL. The indemnifications made pursuant to Article 11 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

12.6 WAIVER OF APPRAISAL RIGHTS. The laws of the State of South Carolina provide that in any real estate foreclosure proceeding, a defendant against whom a personal judgment is taken or asked may within thirty (30) days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the value of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

12.7 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

13 - EXCULPATION

13.1 EXCULPATION. Except as otherwise provided herein, in the Note or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may sell the Property under any power of sale or right of non-judicial foreclosure or bring a foreclosure action, confirmation action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Note, this Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by the Note, this Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided in Section 10.10, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with the Note, the other Loan Documents or this Security Instrument.

13.2 RESERVATION OF CERTAIN RIGHTS. The provisions of Section 13.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, the other Loan Documents or this Security Instrument; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (f) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Security Instrument, provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (g) impair the right of Lender to enforce the provisions of Sections 10.10, 11.2 and 11.3 of this Security Instrument.

13.3 EXCEPTIONS TO EXCULPATION. Notwithstanding the provisions of this Article to the contrary, Borrower shall be fully and personally liable for, and hereby agrees to protect, indemnify, release and hold harmless Lender for, from and against any Losses incurred by Lender and arising from or related to any of the following:

(a) proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender;

(b) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender;

(c) all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable lease or other agreement;

(d) rent and other payments received from tenants under leases of all or any portion of the Property paid more than one (1) month in advance and not applied to amounts payable under the Note, reserves required under the Loan Documents, or otherwise paid to Lender;

(e) rents, issues, profits and revenues of all or any portion of the Property received or applicable to a period after the occurrence or, and during the continuance of, any event of default hereunder or under the other Loan Documents which are not either applied to amounts payable under the Note, reserves required under the Loan Documents, or otherwise paid to Lender;

(f) damage to the Property as a result of the intentional misconduct or gross negligence of or material waste to or of the Property by, Borrower or any of its principals, officers, general partners, managers, trustees, beneficial owners or members, or any agent or employee of any such persons, or any removal of the Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages actually incurred by Lender on account of such damage or removal;

(g) Borrower’s failure to pay (or deposit into reserves held by Lender funds sufficient to pay), any taxes, assessments, mechanic’s liens, materialmen’s liens or other claims which could create liens on all or any portion of the Property, which would be superior to the lien or security title of this Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;

(h) all obligations and indemnities of Borrower under the Loan Documents relating to (i) accessibility laws, rules, and regulations, or (ii) hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including, without limitation, those resulting from diminution in value of the Property or any portion thereof) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws, rules or regulations;

(i) fraud or material misrepresentation by Borrower, or any of its principals, officers, directors, general partners, trustees, beneficial owners, members, or any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Borrower, any principal, officer, director, general partner, trustee, beneficial owner or member of Borrower, or any guarantor or any indemnitor, in each case, to the full extent of any losses, damages and expenses of Lender on account thereof (including, without limitation, attorneys’ fees and expenses);

(j) Borrower’s failure (directly or through its agents, employees, officers, directors, general partners, members, trustees, beneficial owners, principals or any guarantor, any indemnitor or any agent, employee or officer of any such persons) to permit on-site inspections of the Property as required pursuant to the Loan Documents, which failure is not cured within five (5) days of written notice thereof to Borrower;

(k) failure by the Borrower, its principals, officers, directors, general partners, members, trustees, beneficial owners or any guarantor, any indemnitor or any agent, employee or officer of any such persons, to provide financial information as required pursuant to the Loan Documents upon request, which failure is not cured within five (5) days following written notice to Borrower;

(l) forfeiture of the Property or any part thereof pursuant to applicable legal requirements that results from or otherwise occurs in connection with conduct or purported conduct of criminal activity by Borrower, any guarantor or indemnitor, or any of their respective agents, employees, officers, directors, general partners, members, trustees, beneficial owners, or principals;

(m) any amounts paid under leases containing early lease termination options or otherwise paid in consideration of an early termination and/or surrender of any lease and not delivered to Lender to be held in accordance with this Security Instrument; or

(n) the costs incurred in recovering any amounts described in this Section 13.3, including without limitation, attorneys’ fees and expenses.

13.4 RECOURSE. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 13.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event that any of the following occur: (i) Borrower fails to maintain its status as a Special Purpose Entity, as required by, and in accordance with the terms and provisions of Section 4.2 hereof, or otherwise breaches the single purpose entity covenants of the Loan Documents; (ii) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property or any part thereof or any interest therein or any direct or indirect beneficial interest in Borrower (including, without limitation, any mezzanine financing) in violation of the Loan Documents; (iii) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Property or any part thereof or any interest therein or any direct or indirect beneficial interest in Borrower in violation of the Loan Documents; (iv) a receiver, liquidator or trustee of Borrower of any guarantor or indemnitor shall be appointed or if Borrower or any guarantor or indemnitor shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, Borrower or any guarantor or indemnitor or if any proceeding for the dissolution or liquidation of Borrower or of any guarantor or indemnitor shall be instituted by Borrower or any guarantor or any indemnitor; (v) Borrower or any guarantor or any indemnitor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to Borrower or any guarantor or indemnitor; (vi) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due, or (vii) Borrower defaults hereunder or under any of the other Loan Documents in any way and Borrower or any guarantor or indemnitor, either before or after the occurrence of any such default, contests or in any way interferes with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to the Property or any of the other collateral (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action or otherwise).

13.5 BANKRUPTCY CLAIMS. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the other Loan Documents.

14 - NOTICES

14.1 NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:

DT Stone Ridge, LLC

11132 Ventura Boulevard, Suite 415

Studio City, California 91604

Attention: Daniel Markel

With a copy to:

Welch Law Firm, P.C.

1299 Farnum Street

Suite 1220

Omaha, Nebraska 68102

Attention: Ryan Scott, Esq.

If to Lender:

PRIP Stone Ridge, LLC

do Paladin Realty Partners, LLC

10880 Wilshire Boulevard, Suite 1400

Los Angeles, California 90024

Attention: Jay Hartman

With a copy to:

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10036

Attention: Timothy Tucker, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

15 - APPLICABLE LAW

15.1 CHOICE OF LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

15.2 USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

15.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

16 - COSTS

16.1 PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender shall be entitled to impose certain administrative processing and/or commitment fees in connection with: (a) extensions, renewals, modifications, amendments and terminations of the Loan Documents requested by Borrower, and (b) the release or substitution of collateral for the Loan requested by Borrower, and that Lender shall be entitled to reimbursement for its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) associated with any request for consents, waivers and approvals under the Loan Documents (the occurrence of any of the above shall be called an “Event”). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, which are required by law, regulation or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, upon demand, all such fees, costs and expenses.

16.2 ATTORNEY’S FEES. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with the preparation of the Note, this Security Instrument and the other Loan Documents, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower, in (i) enforcing any obligations of or collecting any payments due from Borrower under the Note, this Security Instrument, the other Loan Documents or with respect to the Property, (ii) protecting its interest in the Property, or (iii) otherwise collecting any amount payable or enforcing or preserving any of its rights or remedies against, under or affecting Borrower, this Security Instrument, the other Loan Documents, the Property, or any other security given for the Loan (in each case, whether or not any legal proceeding is commenced and whether or not any default or Event of Default shall have occurred and is continuing), including any such expenses incurred in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, other Loan Documents, the Property, or any other security given for the Loan, or in connection with any refinancing or restructuring of the credit arrangements provided under the Loan Documents in the nature of a “work-out” or of any insolvency or bankruptcy proceedings.

17 - DEFINITIONS

17.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender, its servicer and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing, the word “Property” shall include any portion of the Property and any interest therein, the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, the word “Affiliate” shall mean as to any person or entity, any other person or entity that, directly or indirectly, is in control of, is controlled by or is under common control with such person or entity or is a director or officer of such person or entity, or of an Affiliate of such person or entity, and the word “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise. The terms “include(s)” and “including” shall mean “include(s), without limitation” and “including, without limitation”, respectively.

18 - MISCELLANEOUS PROVISIONS

18.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

18.2 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

18.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

18.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18.5 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

18.6 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

18.7 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the payment and performance of the Obligations.

18.8 BROKERS. Borrower agrees to pay and to indemnify and hold Lender harmless from any all loss, cost or expense (including attorneys’ fees and expenses) arising from the claims of any brokers or anyone claiming a right to any fees in connection with the financing of the Property. Notwithstanding the foregoing, Borrower acknowledges that Lender or its Affiliates may have a contractual relationship with the broker, if any, that arranged the Loan on Borrower’s behalf, and that such broker may be entitled to fees from Lender or its Affiliates in connection with the origination, closing or servicing of the Loan, which fees shall be in addition to any brokerage fees owed by Borrower to such broker. Borrower shall not be responsible for any such additional fees. Borrower acknowledges and agrees that it has made and will make such inquiries of the broker, if any, that arranged the Loan with respect to the nature or existence of such arrangement. No agreement by Lender to pay any such fees or compensation to such broker (if any) shall be binding upon Lender unless it is set forth in separate written instrument that has been duly executed by Lender and such broker.

18.9 ENTIRE AGREEMENT. The Note, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.

BORROWER:
DT STONE RIDGE, LLC, a South Carolina limited liability company
WITNESS:
By: DT Columbia SC Management, LLC, a Delaware limited liability company Its Operating Member
________________________________________
Print Name:
By: DT Group Development, Inc., its sole manager
________________________________________	By:
Print Name:	James Markel, Secretary

ACKNOWLEDGEMENT

STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

The foregoing instrument was acknowledged before me this ____ day of April, 2012, by James Markel, as Secretary of DT Group Development, Inc, the sole manager of DT Columbia SC Management, LLC, the operating member of DT Stone Ridge, LLC, a South Carolina limited liability company, on behalf of said company, who is personally known to me or who has produced a drivers license as identification.

________________________________________

Notary Public, State of California

_________________________________________

My commission expires: ______________________

[NOTARIAL SEAL]

EXHIBIT A

LEGAL DESCRIPTION

RICHLAND COUNTY, SOUTH CAROLINA

ALL THAT CERTAIN PIECE, PARCEL OR TRACT OF LAND KNOWN AS RIVER RIDGE APARTMENTS, SHOWN AND DESIGNATED ON AN ALTA/ACSM LAND Tit LE SURVEY PREPARED FOR CONERSTONE REALTY INCOME TRUST, INC. BY COLLINGWOOD SURVEYING, INC., DATED NOVEMBER 19, 1993, AND RECORDED DECEMBER 2, 1993 IN PLAT BOOK 54 AT PATE 9681/A&AMP;B, RICHLAND COUNTY RECORDS, AND BEING MORE PARTICULARLY DESCRIBED ON SAID SURVEY AS FOLLOWS: BEGINNING AT THE SOUTHEASTERN CORNER OF THE INTERSECTION OF SKYLAND DRIVE (R/W OF 50 FEET) AND MONTVIEW ROAD (R/W OF 40 FEET), SAID POINT BEING MARKED BY AND IRON PIN, RUNNING THENCE ALONG THE SOUTHERN R/W LINE OF SAID SKYLAND DRIVE S 46°20’18” E A DISTANCE OF 366.96 FEET TO AN IRON PIN SET AT THE NORTHWEST CORNER OF THAT PARCEL CONVEYED TO BARR HARRIS GARDNER, III, BY DEED RECORDED IN THE R.M.C. OFFICE OF RICHLAND COUNTY IN DEED BOOK 354 AT PAGE 556; THENCE, ALONG THE NORTHWESTERN BOUNDARY OF SAID GARDNER PARCEL S 43°42’57” W A DISTANCE OF 199.80 FEET TO AN IRON PIN SET AT THE SOUTIMESTERN CORNER THEREOF; THENCE ALONG THE SOUTHWESTERN BOUNDARY OF THE SAID • GARDNER PARCEL S 48°37109” E, A DISTANCE OF 100.02 FEET TO AN IRON PIN SET AT THE SOUTHEASTERN CORNER THEREOF, SAID CORNER BEING THE SOUTHWESTERN CORNER OF THAT PARCEL CONVEYED TO BETTY DIAMOND BY DEED RECORDED IN THE R.M.C. OFFICE OF RICHLAND COUNTY IN DEED BOOK 920 AT PATE 314; THENCE, ALONG THE SOUTHWESTERN BOUNDARY OF SAID DIAMOND PARCEL S 46°04’26” E A DISTANCE OF 99.48 FEET TO AN IRON PIN SET AT THE SOUTHEASTERN CORNER THEREOF; THENCE, ALONG THE SOUTHEASTERLY BOUNDARY OF SAID DIAMOND PARCEL AND THE SOUTHEASTERLY BOUNDARY OF THAT PARCEL CONVEYED TO JOHN L M. TOBIAS BY DEED RECORDED IN THE R.M.C. OFFICE OF RICHLAND COUNTY IN DEED BOOK 386 AT PAGE 219, N 43°49’47” E A DISTANCE OF 199.59 (FEET) TO AN IRON PIN SET AT THE NORTHEASTERN CORNER OF THE SAID TOBIAS PARCEL, SAID PIN BEING ALSO SET IN THE SOUTHERN R/W LINE OF SAID SKYLAND DRIVE; THENCE, ALONG SAID R/W LINE S 46°36’06” E A DISTANCE OF 40.02 FEET TO AN IRON PIN SET AT THE NORTHWESTERN CORNER OF THAT PARCEL CONVEYED TO EDWARD BYRNES BROWN BY DEED RECORDED IN THE R.M.C. OFFICE OF RICHLAND COUNTY IN DEED BOOK 763 AT PAGE 889; THENCE ALONG THE NORTHWESTERN BOUNDARY OF THE SAID BROWN PARCEL S 43°34’54” W A DISTANCE OF 174.93 FEET TO AN IRON PIN SET AT THE SOUTHWESTERN CORNER THEREOF; THENCE ALONG THE SOUTHWESTERN BOUNDARY OF THE SAM BROWN PARCEL AND ALONG THE SOUTHWESTERN BOUNDARY OF THAT PARCEL CONVEYED TO PHILLIPS BUILDERS, INC., BY DEED RECORDED IN THE R.M.C. OFFICE OF RICHLAND COUNTY IN DEED BOOK 503 AT PAGE 518, AND ALONG THE SOUTHWESTERN BOUNDARY OF THAT PARCEL CONVEYED TO MARGIE L KIRBY, ET AL, AND RECORDED IN DEED BOOK 193 AT PAGE 509 IN SAID R.M.C. OFFICE, S 46°11’07” E A DISTANCE OF 189.52 FEET TO AN IRON PIN SET AT THE SOUTHEAST CORNER OF THE SAID KIRBY PARCEL; THENCE ALONG THE SOUTHEASTERLY BOUNDARY OF THE SAID KIRBY PARCEL N 43°44’19” E A DISTANCE OF 175.09 FEET TO AN IRON PIN SET AT THE NORTHEASTERLY CORNER THEREOF, SAID PIN BEING ALSO SET IN THE SOUTHERN R/W LINE OF SAID SKYLAND DRIVE; THENCE ALONG THE SAID R/W LINE OF SKYLAND DRIVE S 46°15’28” E A DISTANCE OF 450.95 FEET TO A NAIL SET IN ROOT OF A TWENTY (20’) INCH WATER OAK TREE AT BANK OF THE BROAD RIVER; THENCE ALONG THE BANK OF THE SAID BROAD RIVER THE FOLLOWING COURSES: S 36°04’08” W A DISTANCE OF 86.26 FEET TO AN IRON PIN; S 5°43’42” W A DISTANCE OF 56.60 FEET TO AN IRON PIN; S 19°15’12” W A DISTANCE OF 116,06 FEET TO AN IRON PIN; S 11°56’12” W A DISTANCE OF 146.63 FEET TO AN IRON PIN: S 11°54’07” W A DISTANCE OF 99.73 FEET TO AN IRON PIN SET IN THE NORTHERN R/W LINE OF INTERSTATE #126 (R/W OF VARYING WIDTH); THENCE ALONG THE SAID NORTHERN R/W N 69°34’35” W A DISTANCE OF 352.05 FEET TO AN IRON PIN SET AT THE SOUTHERNMOST CORNER OF THAT PARCEL CONVEYED TO ESTHER HUFFMAN, ET AL, BY DEED RECORDED IN THE SAID R.M.C. OFFICE IN DEED BOOK 180 AT PAGE 819: THENCE ALONG THE EASTERN BOUNDARY OF SAID HUFFMAN PARCEL N 39°05’12” W A DISTANCE OF 788.15 FEET TO AN IRON PIN; THENCE CONTINUING N39°05’32” W A DISTANCE OF 367.94 FEET TO AN IRON PIN SET IN THE SOUTHEASTERLY R/W LINE OF MONTVIEW ROAD; THENCE ALONG SAID MONTVIEW R/W N 43°30’01” E A DISTANCE OF 439.45, FEET TO THE POINT OF BEGINNING, CONTAINING 14.32 ACRES, MORE OR LESS.

ALSO DESCRIBED AS FOLLOWS:

A CERTAIN TRACT OF LAND LOCATED IN THE CITY OF COLUMBIA AND ADJACENT TO THE CITY OF COLUMBIA, RICHLAND COUNTY, STATE OF SOUTH CAROLINA BOUNDED ON THE WEST BY MONTVIEW ROAD AND TOBIAS; BOUNDED ON THE NORTH BY SKYLAND DRIVE, AND THE LANDS OF GARDNER, DIAMOND, BROWN, PHILLIPS BUILDERS, INC., AND KIRBY; ON THE EAST BY THE BROAD RIVER; ON THE SOUTH BY INTERSTATE #126 AND HUFFMAN, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHERN INTERSECTION OF SKYLAND DRIVE AND MONTVIEW ROAD AT AN IRON LABELED P.O.B. AND RUNNING S46-23’-03”E ALONG THE RIGHT-OF- WAY OF SKYLAND DRIVE FOR A DISTANCE OF 294.59’ TO AN IRON CORNER ON THE RIGHT-OF-WAY OF SKYLAND DRIVE, THENCE CONTINUING ALONG THE RIGHT-OF-WAY OF SKYLAND DRIVE S46-21’-58”E FOR A DISTANCE OF 73.00’ TO AN IRON CORNER WHERE SKYLAND DRIVE JOINS PROPERTY OF DAVID NEALS (RECORD BOOK “0011” PAGE 678), THENCE TURNING AND RUNNING ALONG PROPERTY OF SAID DAVID NEALS S43-43’-58”W FOR A DISTANCE OF 199.80’ TO AN IRON CORNER. THENCE TURNING AND RUNNING S46-27’-51”E AND CONTINUING ALONG PROPERTY OF DAVID NEALS FOR A DISTANCE OF 99.94’ TO AN IRON PIN WHERE PROPERTY JOINS PROPERTY OF CHRISTINE CHAPMAN (DEED BOOK “1112” PAGE 686), THENCE TURNING AND RUNNING S46-10’-25”E ALONG PROPERTY OF CHRISTINE CHAPMAN FOR A DISTANCE OF 98.56’ TO AN IRON CORNER, THENCE TURNING AND RUNNING N44-08’-16”E ALONG PROPERTIES OF CHRISTINE CHAPMAN AND LOUISA E. TOBIAS (RECORD BOOK “885” PAGE 3987) FOR A DISTANCE OF 199.59’ TO AN IRON CORNER ON THE RIGHT-OF-WAY OF SKYLAND DRIVE, THENCE TURNING AND RUNNING S46-26’-27”E ALONG THE RIGHT-OF-WAY OF SKYLAND DRIVE FOR A DISTANCE OF 40.00’ TO AN IRON CORNER WHERE PROPERTY JOINS PROPERTY OF MICHAEL CLAY BRITT, Jr. & KIMBERLY ANN BRITT (DEED BOOK “1290” PAGE 903), THENCE TURNING AND RUNNING S43-35’-27”W ALONG PROPERTY OF MICHAEL CLAY BRITT, Jr. & KIMBERLY ANN BRITT FOR A DISTANCE OF 174.81’ TO AN IRON CORNER, THENCE TURNING AND RUNNING S46-11’-35”E ALONG PROPERTIES OF MICHAEL CLAY BRITT, Jr. & KIMBERLY ANN BRITT, PHILLIPS BUILDERS, INC. (DEED BOOK “421” PAGE 559) AND MARGIE LOIS KIRBY (DEED BOOK “725” PAGE 376) FOR A DISTANCE OF 189.60’ TO AN IRON CORNER, THENCE TURNING AND RUNNING N43-43’-39”E ALONG PROPERTY OF MARGIE LOIS KIRBY FOR A DISTANCE OF 175.00’ TO AN IRON CORNER ON THE RIGHT-OF-WAY OF SKYLAND DRIVE, THENCE TURNING AND RUNNING S46-16’-32”E ALONG THE RIGHT-OF-WAY OF SKYLAND DRIVE FOR A DISTANCE OF 451.21’ TO AN IRON CORNER ON THE BANK OF THE BROAD RIVER, THENCE TURNING AND FOLLOWING THE OFFSET LINE FROM RIVER BANK S36-08’-27”W ALONG OFFSET LINE AND RIVER BANK FOR A DISTANCE OF 86.30’ TO AN IRON CORNER, THENCE TURNING AND CONTINUING TO FOLLOW OFFSET LINE AND RIVER BANK S05-45’-47”W FOR A DISTANCE OF 56.77’ TO AN IRON CORNER, THENCE TURING AND CONTINUING TO FOLLOW OFFSET LINE AND RIVER BANK S19-18’-06”W FOR A DISTANCE OF 115.92’ TO AN IRON CORNER, THENCE TURNING AND CONTINUING TO FOLLOW OFFSET LINE AND RIVER BANK Si 1-54’-56”W FOR A DISTANCE OF 146.61’ TO AN IRON CORNER, THENCE TURNING AND CONTINUING TO FOLLOW OFFSET LINE AND RIVER BANK S11-55’-42”W FOR A DISTANCE OF 99.70’ TO AN IRON CORNER WHERE PROPERTY JOINS INTERSTATE - 126, THENCE TURNING AND RUNNING N69-35’-07”W ALONG THE RIGHT OF WAY OF INTERSTATE - 126 FOR A DISTANCE OF 352.0T TO AN IRON CORNER, WHERE PROPERTY JOINS PROPERTY OF PALMETTO CITIZENS FEDERAL CREDIT UNION (RECORD BOOK “552” PAGE 1535), THENCE TURNING AND RUNNING N39-04’-37”W ALONG PROPERTY OF PALMETTO CITIZENS FEDERAL CREDIT UNION FOR A DISTANCE OF 788.38’ TO AN IRON CORNER, THENCE TURNING AND CONTINUING ALONG PROPERTY OF PALMETTO CITIZENS FEDERAL CREDIT UNION N39-05’-17”W FOR A DISTANCE OF 367.61’ TO AN IRON CORNER, WHERE PROPERTY JOINS THE RIGHT-OF-WAY OF MONTVIEW ROAD, THENCE TURNING AND RUNNING ALONG THE RIGHT-OF-WAY OF MONTVIEW ROAD N43-23’-28”E FORA DISTANCE OF 439.0T TO THE POINT OF BEGINNING (F.O.B.). THIS PARCEL OF LAND CONTAINING 14.33 ACRES.

TAX MAP SHEET 09003, BLOCK 01, LOT 01 AND TAX MAP SHEET 07216, BLOCK 06, LOT 03

DERIVATION: Being the same property conveyed by deed of ___________________________ and recorded on __________, 2011 in Book _____ at Page _____ of the office of the Register of Deeds of Richland County, South Carolina.